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As filed with the Securities and Exchange Commission on November 30, 2001

Registration No. 333-59384

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CORILLIAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Oregon	93-1795219
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3400 NW John Olsen Place
Hillsboro, Oregon 97124
(503) 629-3300
(Address and telephone number of registrant's principal executive office)

Ted F. Spooner
Chief Executive Officer
3400 NW John Olsen Place
Hillsboro, Oregon 97124
(503) 629-3300
(Name, address and telephone number of agent for service)

Copies to:

Roy W. Tucker, Esq.
Douglas C. Bosley, Esq.
Perkins Coie LLP
1211 SW Fifth Avenue, 15th Floor
Portland, Oregon 97204
(503) 727-2000

Approximate date of commencement of proposed sale to the public:
This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the effective date hereof.

   If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

DEREGISTRATION OF SECURITIES

    On April 23, 2001, Corillian Corporation filed a registration statement on Form S-3 (No. 333-59384) that registered 3,764,903 shares of its common stock for resale from time to time. The registration statement was declared effective by the Commission on May 10, 2001.

    The registration statement was filed in connection with the acquisition by Corillian of all of the capital stock of Hatcher Associates Inc. on November 27, 2000. Pursuant to the provisions of the stock purchase agreement by which Hatcher Associates was acquired, Corillian agreed to file the registration statement and to use its best efforts to keep it effective until the earlier to occur of (A) six months after the effective date of the registration statement or November 27, 2001, whichever occurred later, or (B) the completion by the selling shareholders of the distribution described in the registration statement.

    This Post-Effective Amendment No. 1 to the registration statement deregisters all of the shares of common stock that remain unsold hereunder as of the date hereof.

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SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on November 30, 2001.

CORILLIAN CORPORATION
/s/ STEVEN SIPOWICZ Steven Sipowicz Chief Financial Officer

POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 30, 2001.

Signature	Capacities

/s/ TED F. SPOONER Ted F. Spooner	Chief Executive Officer and Director Principal Executive Officer
/s/ STEVEN SIPOWICZ Steven Sipowicz	Chief Financial Officer Principal Financial and Accounting Officer
*/s/ ROBERT G. BARRETT Robert G. Barrett	Director
*/s/ ALEX P. HART Alex P. Hart	Director
*/s/ ROBERT HURET Robert Huret	Director
*/s/ EDMUND P. JENSEN Edmund P. Jensen	Director
*/s/ JOHN MCCOY John McCoy	Director
*/s/ RAVI MOHAN Ravi Mohan	Director
*/s/ JAY N. WHIPPLE III Jay N. Whipple III	Director
*/s/ ANDREW WHITE Andrew White	Director
*By:	/s/ STEVEN SIPOWICZ Attorney-in-fact

S–1

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DEREGISTRATION OF SECURITIES
SIGNATURES